EXHIBIT 4.14
AMENDMENT TO COMMON STOCK PURCHASE WARRANT
OF ARTES MEDICAL, INC.
(Issued in Connection with Bridge Loan 2004)
     This Amendment dated as of June 23, 2006 (this “Amendment”), to each of the Common Stock Purchase Warrants (each, a “Warrant” and collectively, the “Warrants”) for the purchase of shares of Common Stock of Artes Medical, Inc. (the “Company”) listed on Exhibit A hereto, is made by and between the Company and each of the holders of one or more Warrants listed on Exhibit A (each, a “Holder” and collectively, the “Holders”).
RECITALS
     Whereas, pursuant to the Preamble of each Warrant, each of the Warrants expires and ceases to be exercisable on the earlier of (i) 5:00 P.M. Pacific Standard Time, on June 30, 2009 or (ii) the closing of (a) the sale, lease, transfer or conveyance of all or substantially all of the assets of the Company, (b) a consolidation of the Company with, or merger of the Company with or into, any person (including any individual, partnership, joint venture, corporation, trust or group thereof) other than a consolidation or merger by the Company with a subsidiary of the Company in which the Company is the continuing entity or (c) the initial underwritten public offering of the Company’s common stock;
     Whereas, pursuant to Section 3 of each Warrant, each Holder is entitled to exercise such Holder’s Warrant through a “cashless exercise” feature by converting the Warrant into Warrant Shares (as defined in each of the Warrants) at any time or from time to time during the exercise period, the number of Warrant Shares to be computed using the Net Issuance formula provided in Section 3.1 of the Warrant; and
     Whereas, the Company and each of the Holders desire to amend the Warrants held by the Holders as set forth below.
AGREEMENT
     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
     1. Amendment to Preamble. The first paragraph of the Preamble of each of the Warrants is hereby amended and restated in its entirety to read as follows:
     “Artes Medical USA, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received,                      (including any successors and assigns, “Holder”), is entitled immediately upon or after the date hereof, and subject to the terms set forth below, to purchase from the Company at any time or from time to time before the earlier of (i) 5:00 P.M. Pacific Standard Time, on June 30, 2009 or (ii) the closing of (a) the sale, lease, transfer or conveyance of all or substantially all of the assets of the Company or (b) a consolidation of the Company with, or merger of the Company with or into, any person (including any individual, partnership, joint venture, corporation, trust or group thereof) other than a consolidation or merger by the Company with a subsidiary of the Company in which the Company is the continuing entity (the earlier to occur of (i) or (ii) the “Expiration Date”), fully paid and nonassessable shares of the Company’s Common Stock (the “Warrant Shares”), with the number of the Warrant Shares and the exercise price of the Warrant Shares to be determined as follows:”
     2. Amendment to Section 3. Section 3 of each of the Warrants is hereby deleted in its entirety.
     3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California as applied to agreements among California residents, entered into and to be performed entirely within California.
     4. Successors and Assigns. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto, their respective successors and legal representatives and their permitted assigns.
     5. Warrant Terms to Remain in Effect. Except as specifically otherwise modified herein, each Warrant as previously executed remains in full force and effect.
     6. Effectiveness; No Amendment to Other Warrants. This Amendment shall become effective as to each of the Warrants upon the execution and delivery by each Holder of a Warrant Holder Election Form in the form provided by the Company to the Holder with respect to the applicable Warrant, indicating such Holder’s agreement to be bound by this Amendment. Notwithstanding Section 8.5 of each Warrant, this Amendment shall be effective only as to each Warrant that the applicable Holder has elected to amend as set forth in this Section 6, and shall not be effective as to any other warrant. Each Warrant so amended by this Amendment shall be listed on Exhibit A.
     7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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Acknowledged and agreed:	ARTES MEDICAL, INC., a Delaware corporation

By:

Name:

Title:

[Signature Page to Amendment to Common Stock Purchase Warrant]

EXHIBIT A
WARRANT HOLDERS

	Number of Shares		Original
	Underlying		Expiration
Name of Warrant Holder	Warrant	Exercise Price	Date
Adi Ruegg	10,000	$1.25	06/30/09
Adi Ruegg	10,000	$1.25	06/30/09
Adi Ruegg	1,200	$1.25	06/30/09
Alavi Intervivos Trust	20,000	$1.25	06/30/09
Ali Pourhasseini	12,000	$1.25	06/30/09
Amir Jamali	10,000	$1.25	06/30/09
Andreas Lemperle	10,000	$1.25	06/30/09
Andreas Lemperle	1,200	$1.25	06/30/09
Andrew Heinle	16,000	$1.25	06/30/09
Ann T. Thomas Separate Property Trust	20,000	$1.25	06/30/09
Arda Yalvac	6,000	$1.25	06/30/09
Camille Lieners	100,000	$1.25	06/30/09
Charlie Harb	10,000	$1.25	06/30/09
Christopher Holbech & Gregg Rudenberg	10,000	$1.25	06/30/09
Christopher Reinhard	30,000	$1.25	06/30/09
Claus Klohk	24,000	$1.25	06/30/09
David Keefe	4,000	$1.25	06/30/09
Dieter Simonson	30,000	$1.25	06/30/09
DJB Holdings, LLC	80,000	$1.25	06/30/09
Dorin Radu	10,000	$1.25	06/30/09
Ernst Meier	28,000	$1.25	06/30/09
Floyd & Ellen Larson	20,000	$1.25	06/30/09
Frederick Sandvick	20,000	$1.25	06/30/09
Gail Gobbato Salvatierra	20,000	$1.25	06/30/09
Gregory Anderson	10,000	$1.25	06/30/09
Gregory Schneider	62,000	$1.25	06/30/09
GSW Holdings, LLC	40,000	$1.25	06/30/09
Hanne Raymond	20,000	$1.25	06/30/09
Harry Booth	10,000	$1.25	06/30/09
Heinz Boksberger	16,000	$1.25	06/30/09
Horst Van Der Linden	20,000	$1.25	06/30/09
Horst Van Der Linden	1,000	$1.25	06/30/09
Irina Serpoukhovitina	2,000	$1.25	06/30/09
Isaac Moreno	10,000	$1.25	06/30/09
Jamshid Hamidi	20,000	$1.25	06/30/09
Jehangir Arjoman Kermani	11,000	$1.25	06/30/09

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	Number of Shares		Original
	Underlying		Expiration
Name of Warrant Holder	Warrant	Exercise Price	Date
Joerg Obwegeser	10,000	$1.25	06/30/09
John Olbrich	20,000	$1.25	06/30/09
John Zeeb	10,000	$1.25	06/30/09
Kamran Hamidi	10,000	$1.25	06/30/09
Kathleen & Richard Bryson	10,000	$1.25	06/30/09
Kathleen & Richard Bryson	2,500	$1.25	06/30/09
Kevin Green	18,000	$1.25	06/30/09
Knowles Family Trust	40,000	$1.25	06/30/09
Le Femme Investments, Inc.	10,350	$1.25	06/30/09
Le Femme Investments, Inc.	10,000	$1.25	06/30/09
Le Femme Investments, Inc.	10,000	$1.25	06/30/09
Lisa Bea Alton Anderson	10,000	$1.25	06/30/09
Lisa Bea Alton Anderson	500	$1.25	06/30/09
Lone Jack Ranch, LP	20,000	$1.25	06/30/09
Mark Ransom	20,000	$1.25	06/30/09
Martin Moehr	20,000	$1.25	06/30/09
Mehrdad Majlessi	14,000	$1.25	06/30/09
Merrel Olesen MD	40,000	$1.25	06/30/09
Michael Atallah	4,000	$1.25	06/30/09
Mira Habel	4,010	$1.25	06/30/09
Mira Habel	500	$1.25	06/30/09
Mission Consultants, Inc.	10,000	$1.25	06/30/09
Mones International, Inc.	10,000	$1.25	06/30/09
Nasri Investment, LLC	40,000	$1.25	06/30/09
Nathalie Ransom	1,000	$1.25	06/30/09
Neville Alleyne, MD	40,000	$1.25	06/30/09
Nhu-Y Huynh	10,000	$1.25	06/30/09
Opal Investments Management, Inc.	32,000	$1.25	06/30/09
Paul & Ann Thomas Community Property Trust	40,000	$1.25	06/30/09
Paul Becker	40,000	$1.25	06/30/09
Paul Treger	10,000	$1.25	06/30/09
Paul Treger	500	$1.25	06/30/09
Paul Zlotnik	12,000	$1.25	06/30/09
Paul Zlotnik	600	$1.25	06/30/09
Prof. Dr. Hannes Schierle	40,000	$1.25	06/30/09
Proteus Global Ventures, LP	75,000	$1.25	06/30/09
Quentin Rosas	2,000	$1.25	06/30/09
Riyadh Taila	6,000	$1.25	06/30/09
Robert Dagosta	10,000	$1.25	06/30/09
Rolf Schierl	50,000	$1.25	06/30/09
Rullan Family Trust	24,000	$1.25	06/30/09

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	Number of Shares		Original
	Underlying		Expiration
Name of Warrant Holder	Warrant	Exercise Price	Date
Sassan Alavi	72,000	$1.25	06/30/09
Sassan Alavi	17,600	$1.25	06/30/09
Schneider Family Trust	80,000	$1.25	06/30/09
South Bay Skin & Cancer Pension Plan for Dr. Peter Rullan	16,000	$1.25	06/30/09
Steen Allan Christensen	10,218	$1.25	06/30/09
Stefan Lemperle	20,000	$1.25	06/30/09
Steven Parkes	10,000	$1.25	06/30/09
Stuart Young MD	40,000	$1.25	06/30/09
Susan L. Wedell	10,000	$1.25	06/30/09
Theodore L. Folkerth MD	32,000	$1.25	06/30/09
Thomas Nutter & Shervin Yazdan	10,000	$1.25	06/30/09
Tracy Howell	10,000	$1.25	06/30/09
Urs W Schmid	10,000	$1.25	06/30/09
Wade Harb	50,000	$1.25	06/30/09
Wade Harb	10,700	$1.25	06/30/09
Wells Family Trust	10,000	$1.25	06/30/09
Wolfgang Jakob	10,000	$1.25	06/30/09
Zohreh Alaghemand	20,000	$1.25	06/30/09

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